LETTER OF TRANSMITTAL

ASPIRIANT RISK-MANAGED CAPITAL APPRECIATION FUND

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

ASPIRIANT RISK-MANAGED CAPITAL APPRECIATION FUND

Tendered Pursuant to the Offer to Purchase
Dated September 29, 2022

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.

BY November 21, 2022.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON November 21, 2022,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Aspiriant Risk-Managed Capital Appreciation Fund

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (877) 997-9971

Fax: (816) 860-3140

ASPIRIANT RISK-MANAGED CAPITAL APPRECIATION FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Aspiriant Risk-Managed Capital Appreciation Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated September 29, 2022 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note (the “Note”) for the value of the purchased Shares will be held by UMB Fund Services, Inc. (“UMBFS”) on behalf of the undersigned. Upon written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of December 31, 2022, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be paid in full no later than 5 business days after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

ASPIRIANT RISK-MANAGED CAPITAL APPRECIATION FUND, c/o UMB FUND SERVICES, INC., 235 W. GALENA Street, MILWAUKEE, WI 53212, Attention: Tender Offer Administrator. FOR ADDITIONAL INFORMATION: PHONE: (877) 997-9971 OR FAX: (816) 860-3140.

LETTER OF TRANSMITTAL

Tender Date: December 31, 2022

Tender Expiration Date: 11:59 p.m. ET, November 21, 2022

PLEASE COMPLETE PARTS 1, 2, 3, AND 5

PLEASE FAX OR MAIL TO:
ASPIRIANT RISK-MANAGED CAPITAL APPRECIATION FUND	FOR ADDITIONAL INFORMATION:
UMB Fund Services, Inc.	PHONE: (877) 997-9971
235 W. Galena St.	FAX: (816) 860-3140
Milwaukee, WI 53212

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR
TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Aspiriant Risk-Managed Capital Appreciation Fund Acct #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip:
Social Security # or Taxpayer Identification #:
Telephone Number:
Advisor Name:
Advisor Address:
Advisor City, State, Zip:
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (Schwab or Fidelity)
Custodial Account #:
Custodian Name:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[ ] Entire amount of Shares

[ ] Portion of Shares $______________ or ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have a NAV of less than $25,000 (except as a result of pro ration), the Board of Trustees of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

[ ]	Deliver All Proceeds to Custodian to Bank Account on Record
[ ]	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record
[ ]	Deliver All Proceeds to Bank Account on Record
[ ]	Deliver All Proceeds to New Bank Instructions (Must complete Part 4)

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is complete)

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services, Inc. (“UMBFS”) at the (877) 997-9971 for instructions.

PROMISSORY NOTE: The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by UMBFS on the undersigned’s behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 5 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY

WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS

TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR

TENDER REQUEST.